As filed with the Securities and Exchange Commission on December 30, 1997
                                                     Registration No. 333-17435



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                HOENIG GROUP INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                   13-3625520
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)

                              Royal Executive Park
                              4 International Drive
                            Rye Brook, New York 10573
                                 (914) 935-9000



               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)



                                HOENIG GROUP INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                    1997 FOREIGN EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                             Kathryn L. Hoenig, Esq.
                                    Secretary
                                Hoenig Group Inc.
                              Royal Executive Park
                              4 International Drive
                            Rye Brook, New York 10573
                                 (914) 935-9000






( Name and address, including zip code and telephone number, including area code, of agent for service)



                                    Copy to:

                            Malcolm P. Wattman, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038

                         CALCULATION OF REGISTRATION FEE



Title of Securities           Amount to             Proposed Maximum          Proposed Maximum               Amount of
  to be Registered          be Registered(1)   Offering Price per Share   Aggregate Offering Price(1)    Registration Fee(1)



Common Stock, $.01 par
value(2)............          500,000 shares           $4.625                 $2,312,500                      $797




                                                      Fee Previously Paid  $797
                                                           Amount Due    - 0 -

(1) Represents shares authorized for issuance under the Hoenig Group Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") and the Hoenig Group Inc. 1997 Foreign Employee Stock Purchase Plan (the "1997 Plan"). Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable under the 1996 Plan and the 1997 Plan through operation of anti-dilution provisions.
(2) On January 14, 1997, Hoenig Group Inc. entered into a Rights Agreement with Continental Stock Transfer & Trust Company (the "Rights Agreement") and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record on January 31, 1997 (the "Record Date"). The rights attached to all shares of Common Stock outstanding on the Record Date and thereafter to all shares of Common Stock issued. Certificates for shares of Common Stock contain a notation incorporating the Rights Agreement. The 500,000 shares of Common Stock registered herein to be issued pursuant to the 1996 Plan and the 1997 Plan include such rights. Such rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Value attributable to such rights, if any, is reflected in the market price of the Common Stock, and such rights are issued for no additional consideration. Accordingly, there is no offering price for the rights, and no registration fee is required.

                                EXPLANATORY NOTE


     This Registration Statement is being filed in order to register an aggregate of 500,000 shares of the Registrant's common stock, par value $.01 per share and the associated rights attached to such shares of common stock ("Common Stock"), issuable under the Hoenig Group Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") and the Hoenig Group Inc. 1997 Foreign Employee Stock Purchase Plan (the "1997 Plan"). The shares of Common Stock being registered pursuant to this Registration Statement are referred to herein as the "Shares." The Shares were previously registered in connection with the 1996 Plan and will be available for issuance and allocated on a pro rata basis between each of the
1996 Plan and the 1997 Plan. This Registration Statement covers the original issuance of the Shares described in this paragraph as well as the reoffer and resale of such Shares to the extent owned by certain corporate officers or directors of the Registrant (collectively, the "Selling Stockholders") described under the caption "Selling Stockholders" in the prospectus meeting the requirements of Part I of Form S-3 contained in this Registration Statement and described below.

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the 1996 Plan and the 1997 Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

     A prospectus meeting the requirements of Part I of Form S-3 which covers the reoffer and resale by the Selling Stockholders named therein of the Shares acquired, or to be acquired, by them under the 1996 Plan or the 1997 Plan is contained in this Registration Statement.

PROSPECTUS


HOENIG GROUP INC.



                        1996 EMPLOYEE STOCK PURCHASE PLAN
                    1997 FOREIGN EMPLOYEE STOCK PURCHASE PLAN

                         500,000 Shares of Common Stock


     This Prospectus relates to 500,000 shares (the "Shares") of common stock, $.01 par value per share, and the associated rights that are attached to shares of common stock pursuant to the Rights Agreement dated as of January 14, 1997 (the "Common Stock"), of Hoenig Group Inc., a Delaware corporation (the "Company"), which may be offered from time to time by the persons named in this Prospectus under "Selling Stockholders" (the "Selling Stockholders") in connection with the Company's 1996 Employee Stock Purchase Plan (the "1996 Plan") and 1997 Foreign Employee Stock Purchase Plan (the "1997 Plan"). The Shares were previously registered in connection with the 1996 Plan. Shares are available for issuance and will be allocated on a pro rata basis between each of the 1996 Plan and the 1997 Plan.


     The Shares will be sold, or otherwise disposed of, for the account of the Selling Stockholders and the Company will not receive any proceeds from such transactions.


     The Selling Stockholders may offer the Shares for sale at the prices prevailing on the principal markets on which the Shares are then traded on the date of sale or may sell, or otherwise dispose of, the Shares in privately negotiated transactions or donate the Shares to charitable institutions or other persons, which in turn may offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of the Shares in privately negotiated transactions or through donations or gifts. The Selling Stockholders also may pledge the Shares as collateral to secure borrowings and the pledgees may in the event of foreclosure, offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately negotiated transactions. The Shares may be sold by one or more of the following:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such an exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales.

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker or dealer, (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker or dealer, where applicable, (v) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


     Any of the foregoing transactions may involve the disposition of Shares directly to acquirers (which may include market makers and other dealers) or through a broker or brokers at prices that cannot be presently determined. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.



     The Common Stock is traded on the Nasdaq National Market under the symbol "HOEN." On December 29, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $6.50. Prospective acquirers of Shares are urged to obtain a current price quotation.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful. No person has been authorized to give any information or to make any representations and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. All information contained herein is as of the date of this Prospectus, except as otherwise indicated. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                The date of this Prospectus is December 30, 1997

                                TABLE OF CONTENTS




Available Information.......................................................3

Incorporation of Certain Documents by Reference.............................3

The Company.................................................................5

Selling Stockholders........................................................5

Experts.....................................................................5

Legal Matters...............................................................5

Indemnification.............................................................5




                              AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, 4th Floor, Washington, D.C. 20006.

     The Company has filed with the Commission under the Securities Act a Registration Statement on Form S-8 (together with all amendments and exhibits, referred to as the "Registration Statement") with respect to the Shares offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement . The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:


     (a).The Company's Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act for the fiscal year ended December 31, 1996 (the "1996 10-K").

     (b).All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 10-K.


     (c).The description of the Common Stock contained in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating or otherwise amending that description.

     (d).All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide, without charge, to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference into the Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

                                Hoenig Group Inc.
                              Royal Executive Park
                              4 International Drive
                            Rye Brook, New York 10573
                        Attention: Stockholder Relations
                            Telephone: (914) 935-9000

     Additional updating information with respect to the matters discussed in this Prospectus may be provided in the future by means of appendices or supplements to this Prospectus or other documents.

                                   THE COMPANY

     The principal executive offices of the Company are located at Royal Executive Park, 4 International Drive, Rye Brook, New York 10573 (Tel. (914) 935-9000).

     Additional  information regarding the Company is contained in the documents
listed  above  under  the  caption   "Incorporation   of  Certain  Documents  by
Reference."

                              SELLING STOCKHOLDERS


     This Prospectus may be used by certain corporate officers and directors of the Company and its subsidiaries for the resale to the public of Shares to be issued under the 1996 Plan and the 1997 Plan. The Shares to be issued under the 1996 Plan and the 1997 Plan will have been registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. Certain of such officers and directors may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and such Shares may be deemed to be "control securities" within the meaning of the General Instructions to Form S-8. The control securities referred to in this paragraph also may be resold pursuant to Rule 144 under the Securities Act or in other transactions exempt from registration.


     The persons who may resell Shares are referred to in this Prospectus collectively as "Selling Stockholders." The names of the Selling Stockholders, their relationships to the Company, and the number of shares of Common Stock that they beneficially own and the amount of Shares owned by each such person which are available for resale pursuant to this Prospectus will be set forth in a supplement to this Prospectus at the time of sale. Neither the statements contained in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale, or other disposition, by any Selling Stockholder shall be deemed an admission by the Company or any Selling Stockholder that any Selling Stockholder is in a control relationship with the Company.

     The Company does not know whether any of the Selling Stockholders will use this Prospectus in connection with the offer or sale of any Shares, or, if this Prospectus is so used, how many Shares will be offered or sold.

                                     EXPERTS


     The consolidated financial statements of the Company appearing in the 1996 10-K have been examined by Deloitte & Touche LLP as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of such accountants pertaining to such financial statements and upon the authority of such firm as experts in auditing and accounting.



                                  LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

                                 INDEMNIFICATION


     Section 145 of the General Corporation Law of Delaware, under which the Company is organized, permits, and the By-laws of the Company require, the
Company to indemnify an officer or director of the Company, or of any wholly-owned subsidiary of the Company, or of any other entity or enterprise that the Board of the Company may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Section 145 permits, and the By-laws require, the Company to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Company is required to indemnify him or her against all expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such proceeding. In accordance with the General Corporation Law of Delaware, the Company's Certificate of Incorporation limits a director's exposure to personal monetary liability for breach of his fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of Delaware.


     The Company also maintains directors and officers' liability insurance which, with certain exceptions, insures such directors and officers against liabilities which they may incur in their respective capacities as such.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by Hoenig Group Inc. (the "Registrant") with the Commission are hereby incorporated by reference into this Registration Statement:


     (a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act for the fiscal year ended December 31, 1996;


     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above;

     (c) The description of the Common Stock contained in the Registrant's Registration Statements under Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description; and

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.


     Section 145 of the Delaware General Corporation Law, under which the Registrant is organized, permits, and the By-laws of the Registrant require, the Registrant to indemnify an officer or director of the Registrant, or of any wholly-owned subsidiary of the Registrant, or any other entity or enterprise that the board of directors of the Registrant may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Section 145 permits and the By-laws require, the Registrant to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Registrant is required to indemnify him or her against all expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such proceeding. In accordance with the General Corporation Law of Delaware, the Registrant's Certificate of Incorporation limits a director's exposure to personal monetary liability for breach of his or her fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.


     The Company also maintains directors and officers' liability insurance which, with certain exceptions, insures such directors and officers against liabilities which they may incur in their respective capacities as such.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
       No.                            Identification


     4.1 Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

     4.2 Amended and Restated By-laws of the Registrant (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

     4.3 Rights Agreement dated as of January 14, 1997 (Incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on January 21, 1997.)

     5.1* Opinion of Cadwalader, Wickersham & Taft.

     10.7 The Hoenig Group Inc. 1996 Employee Stock Purchase Plan.

     10.8 The Hoenig Group Inc. 1997 Foreign Employee Stock Purchase Plan.

     23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion previously filed as Exhibit 5.1 to this Registration Statement.)

     23.2 Consent of Deloitte & Touche LLP.

     24.1** Power of Attorney.

--------

* Previously filed.

**Previously filed as part of the signature page of this Registration Statement.


Item 9.  Undertakings.

     The Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii)To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on December 30, 1997.



                              HOENIG GROUP INC.



                              By:  /s/ Fredric P. Sapirstein
                                   -------------------------

                                    Fredric P. Sapirstein
                                    Title: Chief Executive Officer and President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 30, 1997.



                       Signature                                                    Title


                /s/ Fredric P. Sapirstein                    Chief Executive Officer, President, Chairman of the
                  Fredric P. Sapirstein                                       Board and Director
                                                                        (Principal Executive Officer)




                     MAX H. LEVINE*                                   Executive Vice President, Director
                      Max H. Levine




                   /s/ Alan B. Herzog                         Chief Operating Officer, Chief Financial Officer,
                     Alan B. Herzog                                         Treasurer and Director
                                                                   (Principal Financial/Accounting Officer)


                  /s/ Kathryn L. Hoenig                            General Counsel, Secretary and Director
                    Kathryn L. Hoenig

                  /s/ Robert L. Cooney                                             Director
                    Robert L. Cooney

                   MARTIN F.C. EMMETT*                                             Director
                   Martin F.C. Emmett




                     ROBERT SPIEGEL*                                               Director

                     Robert Spiegel



*By:   /s/ Fredric P. Sapirstein
         Fredric P. Sapirstein
         (Attorney-in-fact)




                                INDEX TO EXHIBITS

    Exhibit

      No.                           Identification


     4.1 Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

     4.2 Amended and Restated By-laws of the Registrant (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991)

     4.3 Rights Agreement dated as of January 14, 1997 (Incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on January 21, 1997.)

     5.1* Opinion of Cadwalader, Wickersham & Taft

     10.7 The Hoenig Group 1996 Employee Stock Purchase Plan

     10.8 The Hoenig Group Inc. 1997 Foreign Employee Stock Purchase Plan

     23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion previously filed as Exhibit 5.1 to this Registration Statement)

     23.2 Consent of Deloitte & Touche LLP

     24.1** Power of Attorney

-------------
*Previously filed.

**Previously filed as part of the signature page of this Registration Statement.